LN/NH: 65195

Therapeutic Products Directorate Medical Devices Bureau Direction des produits th6rapeutlques

Bureau des mat6riels m6dicaux

Medical Device Licence

Homologation d'un instrument medical

Date of Issue/Date de delivrance:

Licence Number/No d'homologation:

65195

JUL 15 2004

Device C1ass/Classe de 1'instrument: 2

This Licence is issued in accordance with Medical Devices Regulations, Section 36, for the following medical device/La presente homologation est delivree en vertu de 1'article 36 du Reglement sur les instruments medicaux pour l’instrument medical suivant:

Device Name/Nom de l’instrument:

INTERCEPTCS

Issued to Manufacturer Name & Address/Delivree au nom du fabricant & adresse

THE JENEX CORPORATION

940 SHELDON COURT SUITE 207

BURLINGTON, ONTARIO CANADA

L7L 5K6

/s/ Director, Medical Devices Bureau/Directeur des materiels medicaux

Class II Devices/Instruments medicaux de classe II

Application Number: 81453

Manufacturer Id : 117039

LN/NH: 65195

Therapeutic Products Directorate Medical Devices Bureau Direction des produits th6rapeutlques

Bureau des mat6riels m6dicaux

Components/Parts/Accessories/Devices for this Licence

Les Composantes, parties, accessories et instruments medicaux pour cette homologation

INTERCEPTCS

Device ID/No de l’instrument:  190454

Model/Catalog Detail/No de modele/Catalogue:

CL-100

Application Number: 81453

Manufacturer Id : 117039